UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 3, 2010

A&J VENTURE CAPITAL GROUP, INC.

(Exact Name of small business issuer as specified in its charter)

Nevada

(State of Incorporation)

333-146441

(Commission File No.)

75-3260541

(IRS Employer ID Number)

444 Seabreeze Blvd., Suite 660, Daytona Beach, FL 32118

(Address of principal executive offices)

+49 6221 7195661

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 ))

Item 3.02 - Unregistered Sale of Equity Securities

On March 1, 2010, the Board of Directors of the Company authorized and approved the issuance of 10,000 Series A Preferred Stock shares to Andreas Klimm, our Director and President, for an aggregate price of $10,000.  The issuance of the Series A Preferred Stock was made in reliance upon the exemptions from the registration requirements set forth in Regulation S promulgated under the Securities Act of 1933, as amended.

Item 3.03 - Material Modification to Rights of Security Holders

On February 26, 2010, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designation of Series A Preferred Stock (the "Certificate of Designations") designating ten thousand (10,000) of the Company's previously authorized preferred stock.

The 10,000 Series A Preferred Stock shall have an aggregate voting power of 45% of the combined voting power of the entire Company’s shares, Common Stock and Preferred Stock as long as the Company is in existence. Each holder of the Series A Preferred Stock shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders’ meeting in accordance with the by-laws of the Company, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote.

Without the vote or consent of the holders of at least a majority of the shares of Series A Preferred Stock then outstanding, the Company may not (i) authorize, create or issue, or increase the authorized number of shares of, any class or series of capital stock ranking prior to or on a parity with the Series A Preferred Stock, (ii) authorize, create or issue any class or series of common stock of the Company other than the Common Stock, (iii) authorize any reclassification of the Series A Preferred Stock, (iv) authorize, create or issue any securities convertible into or exercisable for capital stock prohibited by (i) or (ii), (v) amend this Certificate of Designations or (vi) enter into any merger or reorganization, or disposal of assets involving 20% of the total capitalization of the Company.

Subject to the rights of the holders of any other series of Preferred Stock ranking senior to or on a parity with the Series A Preferred Stock with respect to liquidation and any other class or series of capital stock of the Company ranking senior to or on a parity with the Series A Preferred Stock with respect to liquidation, in the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the holders of record of the issued and outstanding shares of Series A Preferred Stock shall be entitled to receive, out of the assets of the Company available for distribution to the holders of shares of Series A Preferred Stock, prior and in preference to any distribution of any of the assets of the Company to the holders of Common Stock and any other series of Preferred Stock ranking junior to the Series A Preferred Stock with respect to liquidation.

The holders of the Series A Preferred Stock shall not be entitled to receive dividends per share of Series A Preferred Stock.  The Company shall have no rights to redeem Series A Preferred Stock.

Certificate of Designation of Series A Preferred Stock is filed herewith as Exhibits 3.6 are incorporated by reference herein.

Item 5.01 - Changes in Control of Registrant

On March 1, 2010, Billion Key International Ltd. transferred 18,000,000 common shares of its common stock to Andreas Klimm, our Director and President in a private transaction. Billion Key International Ltd. is a British Virgin Island Corporation. Andreas Klimm is the sole officer and director of Billion Key International Ltd. and was deemed to beneficially own securities owned by Billion Key International Ltd.

The following table sets forth information regarding the beneficial ownership of our common stock on March 3, 2010 (after giving effect to the above transaction) based on 34,250,000 common shares and 10,000 shares of Series A preferred shares outstanding on such date, by (i) each person known by us to be the beneficial owner of more than five percent (5%) of our outstanding shares of common stock and preferred stock, (ii) each of our directors, (iii) each of our executive officers, and (iv) by our directors and executive officers as a group. Each person named in the table, has sole voting and investment power with respect to all shares shown as beneficially owned by such person and can be contacted at our address as indicated below.

Title of Class	Name of Beneficial Owner	Shares of Common Stock	Percent of Class

Common Stock Preferred Stock	Andreas Klimm, Director & President	18,000,000 10,000	52.55% 100.00%

Common Stock	Roger Zolg, Director & CFO	0	0

Common Stock	Zhongwen Chen, Director & Vice-President	0	0

Common Stock	Directors and Officers	18,000,000	52.55%
	as a Group (3 persons)

Preferred Stock	Directors and Officers	10,000	100.00%
	as a Group (1 persons)

Item 9 - Financial Statements and Exhibits

(c)  Exhibits

Number

Exhibit

3.6

Certificate of Designation of Series A Preferred Stock filed with the Secretary of State of the State of Nevada, February 26, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

A&J Venture Capital Group, Inc.

By:  /s/ Andreas Klimm

Andreas Klimm

President

Date: March 3, 2010